Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Brooks Automation, Inc. of our report dated November 8, 2019 relating to the financial statements of ULVAC CRYOGEICS INCORPORATED which appears in Brooks Automation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2019.

/s/ PricewaterhouseCoopers Aarata LLP
Tokyo, Japan
December 30, 2019